EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-166452 and 333-215350) and on Form S-3 (No. 333-265212) of our report dated March 11, 2022, relating to the consolidated financial statements of Management Recruiters International, Inc. at and for the years ended December 31, 2021 and 2020, that appear in this Current Report on Form 8-K/A.

/s/ Daszkal Bolton, LLP

February 21, 2023

Boca Raton, Florida